Exhibit 10.8

ARTICLE 1

 (Space above for recorder’s use only)

Loan No. 70004520

WATERMARK PINEBROOK OWNER, LLC,

a Delaware limited liability company

(Mortgagor)

to

GENERAL ELECTRIC CAPITAL CORPORATION

(Mortgagee)

OPEN END MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

Dated as of December 27, 2013

Property Location: Milford, Miami Township, Ohio

Prepared by, and after Recording

Return to:

Loren Kessler Higgins, Esq.

Winston & Strawn LLP

101 California Street, 39th Floor

San Francisco, California 94111

OPEN END MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY

AGREEMENT AND FIXTURE FILING

This Open End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (this “Mortgage”), dated as of December 27, 2013, is made by WATERMARK PINEBROOK OWNER, LLC, a Delaware limited liability company, whose organizational number is 5436181 (“Mortgagor”), whose address for notice hereunder is 2020 W. Rudasill Road, 2nd Floor, Tucson, Arizona 85704, Attention: Carl Mittendorff, for the benefit of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, in its capacity as administrative agent for the Lenders under the hereinafter described Loan Agreement (in such capacity, together with its successors and assigns, “Mortgagee”), for the benefit of Lenders, whose address for notice 500 West Monroe Street, Chicago, Illinois 50551, Attention” Jeffrey M. Muchmore, Loan No. 70004520.

ARTICLE 2

DEFINITIONS

Section 2.1           Definitions.    As used herein, the following terms shall have the following meanings:

“Indebtedness”: The sum of all principal, interest and all other amounts due under or secured by the Loan Documents.

“Lenders” means the Persons from time to time signatory to the Loan Agreement as “Lenders”.

“Loan”: that certain loan, in the principal amount of up to $10,500,000, made to the Mortgagor by Lenders and evidenced and secured by the Loan Documents.

“Loan Agreement” that certain Loan Agreement, dated as of even date herewith, among Mortgagor, Mortgagee, and the Lenders.

“Loan Documents”:    The (a) Loan Agreement, (b) one or more promissory notes (the “Notes”) executed by Mortgage in favor of each Lender, which collectively evidence the Loan, (c) this Mortgage, (d) the Business Associate Agreement executed by Mortgagee and Mortgagor, (e) all other documents now or hereafter executed by Mortgagor, to evidence or secure the payment of all or any portion of the Indebtedness or the performance of all or any portion of the Obligations, and (f) all modifications, restatements, extensions, renewals and replacements of the foregoing; provided however, in no event shall the term “Loan Documents” include that certain Hazardous Materials Indemnity Agreement dated the date hereof in favor of Mortgagee.

“Mortgaged Property”:    (a) the real property described in Exhibit A, together with any greater estate therein as hereafter may be acquired by Mortgagor (the “Land”), (b) all buildings,

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING - Page 1 [Pinebrook – Milford, OH]

structures and other improvements, now or at any time situated, placed or constructed upon the Land (the “Improvements”), (c) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Mortgagor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the “Fixtures”), (d) all right, title and interest of Mortgagor in and to all goods, accounts, general intangibles, investment property, instruments, letters of credit, letter-of-credit rights, deposit accounts, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as presently or hereafter defined in the UCC, now owned or hereafter acquired by Mortgagor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Land and Improvements or which may be used in or relating to the planning, development, financing or operation of the Mortgaged Property, including, without limitation, furniture, furnishings, equipment, machinery, money, insurance proceeds, accounts, contract rights, software, trademarks, goodwill, promissory notes, electronic and tangible chattel paper, payment intangibles, documents, trade names, licenses and/or franchise agreements, rights of Mortgagor under leases of Fixtures or other personal property or equipment, inventory, all refundable, returnable or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Mortgagor with any governmental authorities, boards, corporations, providers of utility services, public or private, including specifically, but without limitation, all refundable, returnable or reimbursable tap fees, utility deposits, commitment fees and development costs, and commercial tort claims arising from the development, construction, use, occupancy, operation, maintenance, enjoyment, acquisition or ownership of the Mortgaged Property (exclusive of any of the foregoing owned by tenants of space in the Improvements who are not Affiliates of Mortgagor) (collectively, the “Personalty”), (e) all reserves, escrows or impounds required under the Loan Agreement and all deposit accounts (including accounts holding security deposits) maintained by Mortgagor with respect to the Mortgaged Property, (f) all of Mortgagor’s right, title and interest in and to all plans, specifications, shop drawings and other technical descriptions prepared for construction, repair or alteration of the Improvements, and all amendments and modifications thereof (the “Plans”), (g) all leases, subleases, licenses, concessions, occupancy agreements, rental contracts, or other agreements (written or oral) now or hereafter existing relating to the use or occupancy of all or any part of the Mortgaged Property, together with all guarantees, letters of credit and other credit support, modifications, extensions and renewals thereof (whether before or after the filing by or against Mortgagor of any petition of relief under 11 U.S.C. § 101 et seq., as same may be amended from time to time (the “Bankruptcy Code”)) and all related security and other deposits (the “Leases”) and all of Mortgagor’s claims and rights (the “Bankruptcy Claims”) to the payment of damages arising from any rejection by a lessee of any Lease under the Bankruptcy Code, (h) all of the rents, revenues, liquidated damages payable upon default under the Leases, issues, income, proceeds, profits, and all other payments of any kind under the Leases for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property whether paid or accruing before or after the filing by or against Mortgagor of any petition for relief under the Bankruptcy Code (the “Rents”), (i) all of

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING - Page 2 [Pinebrook – Milford, OH]

Mortgagor’s right, title and interest in and to all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, franchise agreements, service contracts, permits, licenses, certificates and entitlements in any way relating to the development, construction, use, occupancy, operation, maintenance, enjoyment, acquisition or ownership of the Mortgaged Property (the “Property Agreements”), (j) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, and all right, title and interest, if any, of Mortgagor in and to any streets, ways, alleys, strips or gores of land adjoining the Land or any part thereof, (k) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof, (l) all insurance policies (regardless of whether required by Mortgagee), unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Mortgagor, (m) all of Mortgagor’s right, title and interest in and to all mineral, water, oil and gas rights now or hereafter acquired and relating to all or any part of the Mortgaged Property, (n) all of Mortgagor’s right, title and interest in and to all tradenames, trademarks, service marks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Mortgaged Property; and (o) all of Mortgagor’s right, title and interest in and to any awards, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Land, Improvements, Fixtures or Personalty. As used in this Mortgage, the term “Mortgaged Property” shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

“Obligations”:    All of the agreements, covenants, conditions, warranties, representations and other obligations (other than to repay the Indebtedness) made or undertaken by Mortgagor or any other person or entity to Mortgagee or others as set forth in the Loan Documents, including, without limitation, the obligations under any Secured Hedge Agreements.

“Permitted Encumbrances”:    The outstanding liens, easements, restrictions, security interests and other exceptions to title set forth in the policy of title insurance insuring the lien of this Mortgage, together with the liens and security interests in favor of Mortgagee created by the Loan Documents, none of which, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by this Mortgage, materially and adversely affect the value of the Mortgaged Property, impair the use or operations of the Mortgaged Property or impair Mortgagor’s ability to pay its obligations in a timely manner.

“State”:    The State of Ohio.

“UCC”:    The Uniform Commercial Code of the State in effect from time to time or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than the State, then, as to the matter in question, the Uniform Commercial Code in effect in that state from time to time.

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING - Page 3 [Pinebrook – Milford, OH]

Section 2.2           Other Terms.    Capitalized terms not otherwise defined herein shall have the meaning set forth in the Loan Agreement.

ARTICLE 3
GRANT

Section 3.1           Grant.    To secure the full and timely payment of the Indebtedness and the full and timely performance of the Obligations, Mortgagor hereby irrevocably MORTGAGES, GRANTS, BARGAINS, SELLS, CONVEYS, ALIENS, ENFEOFFS, ASSIGNS, RELEASES AND CONFIRMS to Mortgagee, its heirs, successors, successors-in-title and assigns, for the benefit of the Lenders, all of its right, title and interest in and to the Mortgaged Property, subject, however, to the Permitted Encumbrances; TO HAVE AND TO HOLD the Mortgaged Property to Mortgagee, its successors and assigns, and Mortgagor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Mortgagee, for the benefit of the Lenders.

ARTICLE 4

WARRANTIES, REPRESENTATIONS AND COVENANTS

Mortgagor warrants, represents and covenants to Mortgagee as follows:

Section 4.1           Title to Mortgaged Property and Lien of this Instrument.    Mortgagor owns the Mortgaged Property free and clear of any liens, claims or interests, except the Permitted Encumbrances. This Mortgage creates valid, enforceable first priority liens and security interests against the Mortgaged Property. Mortgagor warrants that Mortgagor has good, marketable and insurable title to the Mortgaged Property and has the full power, authority and right to execute, deliver and perform its obligations under this Mortgage.

Section 4.2           First Lien Status.    Mortgagor shall preserve and protect the first lien and security interest status of this Mortgage and the other Loan Documents. Subject to Mortgagor’s contest rights set forth in Section 12.14 of the Loan Agreement, if any lien or security interest other than the Permitted Encumbrances is asserted against the Mortgaged Property, Mortgagor shall promptly, and at its expense, (a) give Mortgagee a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released or, in Mortgagee’s discretion, provide a bond or other security satisfactory to Mortgagee for the payment of such claim.

Section 4.3           Payment and Performance.    Mortgagor shall pay the Indebtedness when due under the Loan Documents and shall perform the Obligations in full when they are required to be performed.

Section 4.4           Replacement of Fixtures and Personalty.    Mortgagor shall not, without the prior written consent of Mortgagee, permit any of the Fixtures or Personalty to be

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING - Page 4 [Pinebrook – Milford, OH]

removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is obsolete and is replaced by an article of equal or better suitability and value, owned by Mortgagor subject to the liens and security interests of this Mortgage and the other Loan Documents, and free and clear of any other lien or security interest except such as may be first approved in writing by Mortgagee.

Section 4.5           Maintenance of Rights of Way, Easements and Licenses.    Mortgagor shall maintain all rights of way, easements, grants, privileges, licenses, certificates, permits, entitlements and franchises necessary for the use of the Mortgaged Property and, subject to the terms and conditions of the Loan Agreement, will not, without the prior consent of Mortgagee, consent to any public restriction (including any zoning ordinance) or private restriction as to the use of the Mortgaged Property. Mortgagor shall comply with all restrictive covenants affecting the Mortgaged Property, and all zoning ordinances and other public or private restrictions as to the use of the Mortgaged Property.

Section 4.6           Inspection.    Subject to the terms and conditions of the Loan Agreement, Mortgagor shall permit Mortgagee, and Mortgagee’s agents, representatives and employees, upon reasonable prior notice to Mortgagor, to inspect the Mortgaged Property and conduct such environmental and engineering studies as Mortgagee may require, provided that such inspections and studies shall not materially interfere with the use and operation of the Mortgaged Property.

Section 4.7           Other Covenants.    All of the covenants in (a) the Loan Agreement, (b) the Notes and (c) any of the other Loan Documents are incorporated herein by reference and are made a part of this Mortgage to the same extent and with the same force as if fully set forth herein and, together with covenants in this Article 3, shall be covenants running with the land. The covenants set forth in the Loan Agreement include, among other provisions: (a) the obligation to pay when due all taxes on the Mortgaged Property or assessed against Mortgagee with respect to the Loan, (b) the right of Mortgagee to inspect the Mortgaged Property, (c) the obligation to keep the Mortgaged Property insured as Mortgagee may require, (d) the obligation to comply with all legal requirements (including environmental laws), maintain the Mortgaged Property in good condition, and promptly repair any damage or casualty, and (e) except as otherwise permitted under the Loan Agreement, the obligation of Mortgagor to obtain Mortgagee’s consent prior to entering into, modifying or taking other actions with respect to Leases.

Section 4.8           Condemnation Awards and Insurance Proceeds.

(a)      Condemnation Awards.    Mortgagor assigns all awards and compensation for any condemnation or other taking, or any purchase in lieu thereof, to Mortgagee and authorizes Mortgagee to collect and receive such awards and compensation and to give proper receipts and acquittances therefor, subject to the terms of the Loan Agreement.

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING - Page 5 [Pinebrook – Milford, OH]

(b)       Insurance Proceeds.    Subject to the terms and provisions of the Loan Agreement, Mortgagor assigns to Mortgagee all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property. Mortgagor authorizes Mortgagee to collect and receive such proceeds and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Mortgagee, instead of to Mortgagor and Mortgagee jointly.

Section 4.9           Transfer or Encumbrance of Mortgaged Property.

(a)       No Transfer.    Mortgagor shall not permit or suffer any Transfer to occur, unless specifically permitted by Section 8.1 of the Loan Agreement or unless Mortgagee shall consent thereto in writing.

(b)      Transfer Defined.    As used in this Section 3.9, “Transfer” shall have the meaning given to the term “Sale or Pledge” in the Loan Agreement.

ARTICLE 5

DEFAULT AND FORECLOSURE

Section 5.1           Remedies.   If an Event of Default (as defined in the Loan Agreement) exists, Mortgagee may, at Mortgagee’s election, exercise any or all of the following rights, remedies and recourses:

(a)      Acceleration.    Declare the Indebtedness to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor), whereupon the same shall become immediately due and payable.

(b)      Entry on Mortgaged Property.    Enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto. If Mortgagor remains in possession of the Mortgaged Property after an Event of Default and without Mortgagee’s prior written consent, Mortgagee may invoke any legal remedies to dispossess Mortgagor.

(c)      Operation of Mortgaged Property.    Hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Mortgagee may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Mortgagee deems necessary or desirable), and apply all Rents and other amounts collected by Mortgagee in connection therewith in accordance with the provisions of Section 4.7.

(d)      Foreclosure and Sale.    Institute proceedings for the complete foreclosure of this Mortgage, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels. At any such sale by virtue of any judicial proceedings or any other legal right, remedy

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING - Page 6 [Pinebrook – Milford, OH]

or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor. Mortgagee may be a purchaser at such sale and if Mortgagee is the highest bidder, may credit the portion of the purchase price that would be distributed to Mortgagee against the Indebtedness in lieu of paying cash.

(e)      Receiver.    Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, the appointment of a receiver of the Mortgaged Property, and Mortgagor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court.

(f)      UCC.    Exercise any and all rights and remedies granted to a secured party upon default under the UCC, including, without limiting the generality of the foregoing: (i) the right to take possession of the personal property or any part thereof, and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation of the personal property, and (ii) request Mortgagor at its expense to assemble the personal property and make it available to Mortgagee at a convenient place acceptable to Mortgagee. Any notice of sale, disposition or other intended action by Mortgagee with respect to the personal property sent to Mortgagor in accordance with the provisions hereof at least five (5) days prior to such action, shall constitute commercially reasonable notice to Mortgagor.

(g)      Other.    Exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity (including an action for specific performance of any covenant contained in the Loan Documents, or a judgment on the Notes either before, during or after any proceeding to enforce this Mortgage).

Section 5.2           Separate Sales.    The Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee in its sole discretion, may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

Section 5.3           Remedies Cumulative, Concurrent and Nonexclusive.    Mortgagee shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Mortgagor or others obligated under the Notes and the other Loan Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING - Page 7 [Pinebrook – Milford, OH]

them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Mortgagee in the enforcement of any rights, remedies or recourses under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

Section 5.4           Release of and Resort to Collateral.    Mortgagee may release, regardless of consideration and without the necessity for any notice to a consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interests created in or evidenced by the Loan Documents or their stature as a first and prior lien and security interest in and to the Mortgaged Property. For payment of the Indebtedness, Mortgagee may resort to any other security in such order and manner as Mortgagee may elect.

Section 5.5           Waiver of Redemption, Notice and Marshalling of Assets.    To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Mortgagor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default or of Mortgagee’s election to exercise or its actual exercise of any right, remedy or recourse provided for under the Loan Documents, and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

Section 5.6           Discontinuance of Proceedings.    If Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Mortgagee shall have the unqualified right to do so and, in such an event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Mortgagee thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

Section 5.7           Application of Proceeds.    The proceeds of any sale of the Mortgaged Property, shall be applied by Beneficiary or Trustee in the following order unless otherwise required by applicable law:

(a)      to the payment of the reasonable costs and expenses of taking possession of the Mortgaged Property, including, without limitation (i) receiver’s fees and expenses, (ii) court costs, (iii) reasonable attorneys’ and accountants’ fees and expenses, (iv) costs of advertisement and (v) insurance premiums;

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING - Page 8 [Pinebrook – Milford, OH]

(b)      to the payment of all amounts (including interest), other than the unpaid principal balance of the Notes and accrued but unpaid interest, which may be due to Mortgagee under the Loan Documents;

(c)      to the payment of the Indebtedness and performance of the Obligations in such manner and order of preference as Mortgagee in its sole discretion may determine; and

(d)      the balance, if any, to the payment of the persons legally entitled thereto.

Section 5.8           Occupancy After Foreclosure.    The purchaser at any foreclosure sale pursuant to Section 4.1(d) shall become the legal owner of the Mortgaged Property. All occupants of the Mortgaged Property shall, at the option of such purchaser, become tenants of the purchaser at the foreclosure sale and shall deliver possession thereof immediately to the purchaser upon demand. It shall not be necessary for the purchaser at said sale to bring any action for possession of the Mortgaged Property other than the statutory action of forcible detainer in any justice court having jurisdiction over the Mortgaged Property.

Section 5.9           Additional Advances and Disbursements; Costs of Enforcement.

(a)      If Mortgagor has failed to perform its obligations under any provision of any Loan Document, Mortgagee shall have the right but not the obligation to perform or caused to be performed such obligation of Mortgagor. All sums advanced and expenses incurred at any time by Mortgagee under this Section 4.9, or otherwise under this Mortgage or any of the other Loan Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the Default Rate (as defined in the Loan Agreement), and all such sums, together with interest thereon, shall be secured by this Mortgage.

(b)      Mortgagor shall pay all expenses (including reasonable attorneys’ fees and expenses) of or incidental to the perfection and enforcement of this Mortgage and the other Loan Documents, or the enforcement, compromise or settlement of the Indebtedness or any claim under this Mortgage and the other Loan Documents, and for the curing thereof, or for defending or asserting the rights and claims of Mortgagee in respect thereof, by litigation or otherwise.

Section 5.10    No Mortgagee in Possession.    Neither the enforcement of any of the remedies under this Article 4, the assignment of the Rents and Leases under Article 5, the security interests under Article 6, nor any other remedies afforded to Mortgagee under the Loan Documents, at law or in equity shall cause Mortgagee to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Mortgagee to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING - Page 9 [Pinebrook – Milford, OH]

Section 5.11    Actions and Proceedings. Mortgagee has the right to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to bring any action or proceeding, in the name and on behalf of Mortgagor, which Mortgagee, in its discretion, decides should be brought to protect its interest in the Mortgaged Property.

ARTICLE 6

ASSIGNMENT OF LEASES AND RENTS

Section 6.1           Assignment.    Mortgagor acknowledges and confirms that it has executed and delivered to Mortgagee an Assignment of Leases and Rents of even date (as amended, restated, supplemented, modified, extended, renewed or replaced from time to time, the “Assignment of Leases and Rents”), intending that such instrument create a present, absolute assignment to Mortgagee of the Leases and Rents. Without limiting the intended benefits or the remedies provided under the Assignment of Leases and Rents, Mortgagor hereby assigns to Mortgagee, as further security for the Indebtedness and the Obligations, the Leases and Rents. While any Event of Default exists, Mortgagee shall be entitled to exercise any or all of the remedies provided in the Assignment of Leases and Rents and in Article 4 hereof, including, without limitation, the right to have a receiver appointed. If any conflict or inconsistency exists between the assignment of the Rents and the Leases in this Mortgage and the absolute assignment of the Rents and the Leases in the Assignment of Leases and Rents, the terms of the Assignment of Leases and Rents shall control.

Section 6.2           No Merger of Estates.   So long as any part of the Indebtedness and the Obligations secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Mortgagor, Mortgagee, any lessee or any third party by purchase or otherwise.

ARTICLE 7

SECURITY AGREEMENT

Section 7.1           Security Interest.    This Mortgage constitutes a “Security Agreement” on personal property within the meaning of the UCC and other applicable law and with respect to the Personalty, Fixtures, Plans, Leases, Rents and Property Agreements. To this end, Mortgagor grants to Mortgagee, a first and prior security interest in the Personalty, Fixtures, Plans, Leases, Rents and Property Agreements and all other Mortgaged Property which is personal property to secure the payment of the Indebtedness and performance of the Obligations, and agrees that Mortgagee shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Personalty, Fixtures, Plans, Leases, Rents and Property Agreements sent to Mortgagor at least five (5) days prior to any action under the UCC shall constitute reasonable notice to Mortgagor.

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING - Page 10 [Pinebrook – Milford, OH]

Section 7.2           Further Assurances.    Mortgagor shall execute and deliver to Mortgagee, in form and substance satisfactory to Mortgagee, such further assurances as Mortgagee may, from time to time, reasonably consider necessary to create, perfect and preserve Mortgagee’s security interest hereunder and Mortgagee may cause such assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Mortgagor’s state of organization is the State of Delaware, and its chief executive office is in the State of Arizona at the address set forth in the first paragraph of this Mortgage. Mortgagor authorizes Mortgagee to file financing statements without the signature of Mortgagor thereon.

Section 7.3           Fixture Filing.    This Mortgage shall also constitute a “fixture filing” for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures. Information concerning the security interest herein granted may be obtained at the addresses of Debtor (Mortgagor) and Secured Party (Mortgagee) as set forth in the first paragraph of this Mortgage.

ARTICLE 8

MISCELLANEOUS

Section 8.1           Limitation on Interest.    It is the intention of the parties hereto to conform strictly to applicable usury laws. Accordingly, all agreements between Mortgagor and Mortgagee with respect to the Loan are hereby expressly limited so that in no event, whether by reason of acceleration of maturity or otherwise, shall the amount paid or agreed to be paid to Mortgagee or charged by Mortgagee for the use, forbearance or detention of the money to be lent hereunder or otherwise, exceed the maximum amount allowed by law. If the Loan would be usurious under applicable law (including the laws of the state where the Mortgaged Property is located and the laws of the United States of America), then, notwithstanding anything to the contrary in the Loan Documents: (a) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received under the Loan Documents shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on the Indebtedness; and (b) if maturity is accelerated by reason of an election by Mortgagee, or in the event of any prepayment, then any consideration which constitutes interest may never include more than the maximum amount allowed by applicable law. In such case, excess interest, if any, provided for in the Loan Documents or otherwise, to the extent permitted by applicable law, shall be amortized, prorated, allocated and spread from the date of advance until payment in full so that the actual rate of interest is uniform through the term hereof. If such amortization, proration, allocation and spreading is not permitted under applicable law, then such excess interest shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the Indebtedness. The Loan Documents are contracts made under and shall be construed in accordance with and governed by the laws of the State, except that if at any time the laws of the United States of America permit Mortgagee to contract for, take, reserve, charge or receive a higher rate of interest than is allowed by the laws of the State (whether such federal

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING - Page 11 [Pinebrook – Milford, OH]

laws directly so provide or refer to the law of any state), then such federal laws shall to such extent govern as to the rate of interest which Mortgagee may contract for, take, reserve, charge or receive under the Loan Documents.

Section 8.2           Notices.   Any notice required or permitted to be given under this Mortgage shall be (a) in writing, (b) sent in the manner set forth in the Loan Agreement, and (c) effective in accordance with the terms of the Loan Agreement.

Section 8.3           Covenants Running with the Land.    All Obligations contained in this Mortgage are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the Mortgaged Property. As used herein, “Mortgagor” shall refer to the party named in the first paragraph of this Mortgage and to any subsequent owner of all or any portion of the Mortgaged Property (without in any way implying that Mortgagee has or will consent to any such conveyance or transfer of the Mortgaged Property). All persons or entities who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Loan Agreement and the other Loan Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Mortgagee.

Section 8.4           Attorney-in-Fact.    Mortgagor hereby irrevocably appoints Mortgagee and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Mortgagee deems appropriate to protect Mortgagee’s interest, if Mortgagor shall fail to do so within ten (10) days after written request by Mortgagee, (b) upon the issuance of a deed pursuant to the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Personalty, Fixtures, Plans and Property Agreements in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Mortgagee’s security interests and rights in or to any of the collateral, and (d) while any Event of Default exists, to perform any obligation of Mortgagor hereunder; however: (i) Mortgagee shall not under any circumstances be obligated to perform any obligation of Mortgagor; (ii) any sums advanced by Mortgagee in such performance shall be added to and included in the Indebtedness and shall bear interest at the Default Rate; (iii) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee; and (iv) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to take any action which it is empowered to take under this Section.

Section 8.5           Successors and Assigns.    This Mortgage shall be binding upon and inure to the benefit of Mortgagee and Mortgagor and their respective successors and assigns. Mortgagor shall not, without the prior written consent of Mortgagee, assign any rights, duties or obligations hereunder.

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING - Page 12 [Pinebrook – Milford, OH]

Section 8.6           No Waiver.    Any failure by Mortgagee to insist upon strict performance of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same, and Mortgagee shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

Section 8.7           Subrogation.    To the extent proceeds of the Notes have been used to extinguish, extend or renew any indebtedness against the Mortgaged Property, then Mortgagee shall be subrogated to all of the rights, liens and interests existing against the Mortgaged Property and held by the holder of such indebtedness and such former rights, liens and interests, if any, are not waived, but are continued in full force and effect in favor of Mortgagee.

Section 8.8           Loan Agreement.   If any conflict or inconsistency exists between this Mortgage and the Loan Agreement, the Loan Agreement shall govern.

Section 8.9           Release. Upon payment in full of the Indebtedness and performance in full of the Obligations, Mortgagee, at Mortgagor’s expense, shall release the liens and security interests created by this Mortgage.

Section 8.10    Waiver of Stay, Moratorium and Similar Rights.    Mortgagor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any appraisement, valuation, stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Mortgage or the indebtedness secured hereby, or any agreement between Mortgagor and Mortgagee or any rights or remedies of Mortgagee.

Section 8.11    Limitation on Liability.   Mortgagor’s liability hereunder is subject to the limitation on liability provisions of Article 13 of the Loan Agreement.

Section 8.12    Obligations of Mortgagor, Joint and Several.   If more than one person or entity has executed this Mortgage as “Mortgagor,” the obligations of all such persons or entities hereunder shall be joint and several.

Section 8.13    Governing Law.   The provisions of Section 12.28 (Governing Law) of the Loan Agreement are incorporated herein by reference as though fully set forth herein.

Section 8.14    Venue.    Mortgagor hereby consents to the jurisdiction of any state or federal court located within the County of Cook, State of Illinois and irrevocably agrees that, subject to Mortgagee's election, all actions or proceedings arising out of or relating to this Mortgage or the other loan documents shall be litigated in such courts; provided, however, that actions or proceedings relating to the foreclosure or other enforcement of the lien of this Mortgage shall be litigated in the state courts located within the County of Clermont, State of Ohio. Mortgagor expressly submits and consents to the jurisdiction of the aforesaid courts and waives any defense of forum non conveniens. Mortgagor hereby waives personal service of any and all process and agrees that all such service of process may be made upon Mortgagor by

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING - Page 13 [Pinebrook – Milford, OH]

certified or registered mail, return receipt requested, addressed to Mortgagor, at the address set forth in this Mortgage and service so made shall be deemed complete ten (10) days after the same has been posted.

Section 8.15    Headings.   The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

Section 8.16    Entire Agreement.   This Mortgage and the other Loan Documents and the Environmental Indemnity Agreement embody the entire agreement and understanding between Mortgagee and Mortgagor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents and the Environmental Indemnity Agreement may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

Section 8.17    Counterparts.   This Mortgage may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

Section 8.18    No Oral Change.   This Mortgage, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Mortgagor or Mortgagee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Section 8.19    Inapplicable Provisions.    If any term, covenant or condition of this Mortgage is held to be invalid, illegal or unenforceable in any respect, this Mortgage shall be construed without such provision.

ARTICLE 9

SPECIAL STATE PROVISIONS

Section 9.1    Principles of Construction.    In the event of any inconsistencies between the terms and conditions of this Article 8 and the terms and conditions of this Mortgage, the terms and conditions of this Article 8 shall control and be binding.

Section 9.2      Priority of Mortgage Lien.   Mortgagee is authorized to do all matters permitted and sanctioned by Ohio Revised Code §1311.14, as now existing or hereafter amended.

Section 9.3      Exculpation.

(i)      The parties hereto agree that the Mortgagee shall be afforded all of the rights, privileges, protections, indemnities and immunities afforded to the Administrative

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING - Page 14 [Pinebrook – Milford, OH]

Agent under the Credit Agreement in connection with its execution of this Mortgage and the performance of its duties hereunder.

(ii)      There shall be no recourse hereunder to any constituent entity or individual or any member, shareholder, principal, affiliate or partner of Mortgagor, direct or indirect, no any director, officer, employee, agent or representative of any of them.

Section 9.4      Fixture Filing.    Mortgagor agrees that Mortgagee may file this Mortgage, or a reproduction thereof, in the real estate records or other appropriate index, as, and this Mortgage shall be deemed to be, a financing statement filed as a fixture filing in accordance with Ohio Revised Code §1309.502. Mortgagor warrants that Mortgagor’s name, identity and address are as set forth herein. The mailing address of the Mortgagee from which information may be obtained concerning the security interest created herein is also set forth herein. This information hereof is provided in order that this Mortgage shall comply with the requirements of the Uniform Commercial Code as enacted in the State for instruments to be filed as financing statements. In accordance with Ohio Revised Code §1309.515, this Mortgage shall remain effective as a fixture filing until this Mortgage is released or satisfied of record or its effectiveness otherwise terminates as to the Mortgaged Property.

Section 9.5     Future Advances.    Mortgagor and Mortgagee intend that this Mortgage shall secure the unpaid balance of Loan advances made by the holder hereof after this Mortgage is delivered to the County Recorder for record to the fullest extent and with the highest priority contemplated by Section 5301.232 of the Ohio Revised Code. The maximum amount of all Loan advances, in the aggregate and exclusive of interest accrued thereon and protective advances made as contemplated by the Protective Advances provisions of Section 8.6 of this Mortgage, which may be outstanding at any time, is $10,500,000.00. If and to the extent applicable, Mortgagor hereby waives any right it may have under Section 5301.232(C) of the Ohio Revised Code.

Section 8.6     Protective Advances.   In addition to securing payment of the indebtedness and performance of the Mortgagor’s obligations under the Loan Documents, this Mortgage secures the payment of any and all amounts advanced by Mortgagee with respect to the Mortgaged Property for the payment of taxes, assessments, insurance premiums or costs incurred for the protection of the Mortgaged Property, as contemplated by Section 5301.233 of the Ohio Revised Code

Section 8.7     Mortgagee’s Attorneys’ Fees.    With respect to any agreement by Mortgagor in this Mortgage or in any other Loan Document to pay Mortgagee’s attorneys’ fees and disbursements incurred in connection with the Loan, Mortgagor agrees that each Loan Document is a “contract of indebtedness” and that the attorneys’ fees and disbursements referenced are those which are a reasonable amount, all as contemplated by Ohio Revised Code Section 1301.21, as such Section may hereafter be amended. Mortgagor further agrees that the indebtedness incurred in connection with the Loan is not incurred for purposes that are primarily

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING - Page 15 [Pinebrook – Milford, OH]

personal, family or household and confirms that the total amount owed on the contract of indebtedness exceeds One Hundred Thousand and No/100 Dollars ($100,000.00).

Section 8.8     Defeasance.    If the Mortgagor pays or causes to be paid, and performs or causes to be performed, the Obligations, then this Mortgage and the estate hereby created shall cease and become void, and Mortgagee shall release and discharge this mortgage at the reasonable cost and expense of Mortgagor.

[Signature Page Blank]

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING - Page 16 [Pinebrook – Milford, OH]

EXECUTED as of the date first above written.

WATERMARK PINEBROOK OWNER, LLC,
a Delaware limited liability company

By:	/s/ David Barnes
Name: David Barnes
Title: Authorized Signatory

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING - Signature Page [Pinebrook – Milford, OH]